Exhibit 16.1

September 30, 2019

Securities and Exchange Commission

100 F Street, NE

Washington, D.C.

USA 20549

Dear Sir/madam:

RE: SKY RESORT INTERNATIONAL LIMITED

This letter confirms that we reviewed Item 4.01 of the Company's Form 8-K, captioned "Changes in Registrant's Certifying Accountant" and that we agree with the statements made therein as they relate to HKCM CPA & Co.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly yours,

/s/ HKCM CPA & Co.

HKCM CPA & Co.

(Predecessor firm: HKCMCPA Company Limited)

Certified Public Accountants
Hong Kong, China

15th Floor, Aubin House, 171-172 Gloucester Road, Wan Chai, Hong Kong
Tel : (852) 2573 2296 Fax : (852) 3015 3860	http://www.hkcmcpa.us